EXHIBIT 24.1

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the “Registrant”), does hereby constitute and appoint each of Frits van Paasschen, Bruce W. Duncan and Kenneth S. Siegel, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of Common Stock of the Registrant issuable in connection with the Starwood Hotels & Resorts Worldwide, Inc. 2013 Long-Term Incentive Compensation Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 28th day of June, 2013.

/s/ Frits van Paasschen	/s/ Vasant M. Prabhu
Frits van Paasschen Chief Executive Officer, President and Director (Principal Executive Officer)	Vasant M. Prabhu Vice Chairman and Chief Financial Officer (Principal Financial Officer)

/s/ Alan M. Schnaid	/s/ Bruce W. Duncan
Alan M. Schnaid Senior Vice President, Corporate Controller and Principal Accounting Officer	Bruce W. Duncan Chairman and Director

/s/ Adam M. Aron	/s/ Charlene Barshefsky
Adam M. Aron Director	Charlene Barshefsky Director

/s/ Thomas E. Clarke	/s/ Clayton C. Daley, Jr.
Thomas E. Clarke Director	Clayton C. Daley, Jr. Director

/s/ Lizanne Galbreath	/s/ Eric Hippeau
Lizanne Galbreath Director	Eric Hippeau Director

/s/ Aylwin B. Lewis	/s/ Stephen R. Quazzo
Aylwin B. Lewis Director	Stephen R. Quazzo Director

/s/ Thomas O. Ryder
Thomas O. Ryder Director